Exhibit 10.1

C E N T E R P A R K  P L A Z A

O F F I C E  L E A S E

LANDLORD:

MULLROCK UMBRELLA, LLC,

a Delaware limited liability company

TENANT:

AXESSTEL, INC.,

a Nevada corporation, doing business in California as “Axesstel Fixed Wireless”

CENTERPARK PLAZA
[Axesstel, Inc.]

SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS (“Summary”) is hereby incorporated into and made a part of the attached Office Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the “Lease” shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between the Summary and the Lease, the provisions of the Lease shall control.

1.1	Landlord’s Address:	Mullrock Umbrella, LLC
c/o The Muller Company
23521 Paseo de Valencia, Suite 200
Laguna Hills, California 92653
		Attention:	Mr. Stephen J. Muller
		Telephone:	(949) 460-5380
		Facsimile:	(949) 586-0470

	With a copy to:	Allen Matkins Leck Gamble & Mallory LLP
515 South Figueroa Street, Seventh Floor
Los Angeles, California 90071-3398
		Attention:	Neil N. Gluck, Esq.
		Telephone:	(213) 622-5555
		Facsimile:	(213) 620-8816

1.2	Tenant’s Address:	Axesstel, Inc.
6815 Flanders Drive, Suite 200
San Diego, California 92121
		Attention:	Tim Lee
		Telephone:	(858) 613-1500
		Facsimile:	(858) 385-8965

	With a copy to:	Sheppard, Mullin, Richter & Hampton LLP
12544 High Bluff, Suite 300
San Diego, California 92130
		Attention:	Scott Biel, Esq.
		Telephone:	(858) 720-8900
		Facsimile:	(858) 509-3691

1.3	Site; Project: The Site consists of the parcel(s) of real property commonly known as Centerpark Plaza, located at 6815, 6825, 6835, 6865 and 6885 Flanders Drive, and 6620, 6696, 6730 and 10125 Mesa Rim Road, City of San Diego, County of San Diego, State of California, as shown on the site plan attached hereto as Exhibit “A” as such area may be expanded or reduced from time to time. The Project includes the Site and all buildings, improvements and facilities, now or subsequently located on the Site from time to time, including, without limitation, the Building currently located on the Site, as depicted on the site plan attached hereto as Exhibit “A”. The aggregate rentable square feet of the Project is (as of the date hereof) approximately 237,539 rentable square feet.

1.4	Building: A two (2) story office building located on the Site, containing approximately 45,098 rentable square feet, the address of which is 6815 Flanders Drive, San Diego, California 92121.

1.5	Premises: Those certain premises known as Suite 200 as generally shown on the plan attached hereto as Exhibit “B”, located on the second (2nd) floor of the Building, and containing approximately 13,120 rentable and 11,531 usable square feet.

1.6	Term: Sixty-five (65) months; plus one (1) five (5)-year option to renew, as more particularly set forth in Section 2.2 of the Lease.

1.7	Commencement Date: Sixty (60) days after the date that the Premises are “Ready for Occupancy” (as defined in the Work Letter Agreement attached hereto as Exhibit “C”), which Commencement Date is anticipated to be August 15, 2004.

1.8	Monthly Basic Rent: Upon the commencement of the Term of this Lease, and on the first day of each month thereafter during the Term of this Lease, Tenant shall pay to Landlord, in advance and without demand, notice, offset or deduction, as Monthly Basic Rent for the Premises the following monthly payments:

(i)	CENTERPARK PLAZA
[Axesstel, Inc.]

Months of Term	Monthly Basic Rent	Monthly Basic Rent per Rentable Square Foot
*1 – 12	$20,336.00	$1.55
13 – 24	$20,992.00	$1.60
25 – 36	$21,516.80	$1.64
37 – 48	$22,172.80	$1.69
49 – 60	$22,828.80	$1.74
61 – 65	$23,616.00	$1.80

*	Including any partial month at the beginning of the Term if the Commencement Date does not fall on the first day of the month, and subject to Tenant’s abatement rights set forth in Section 3.1 of the Lease.

1.9	Tenant’s Percentage: 29.10%, which is the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Building. Accordingly, as more particularly set forth in Sections 4.3 and 4.4 hereof, following the Base Year, Tenant shall pay to Landlord 29.10% of the “Operating Expenses” (as defined in Section 4.4) in excess of “Landlord’s Contribution to Operating Expenses” as defined in Section 1.10 of the Summary below. Tenant’s Percentage is subject to adjustment in accordance with Section 1.3 of the Lease.

1.10	Landlord’s Contribution to Operating Expenses: Tenant’s Percentage of Operating Expenses incurred by Landlord during calendar year 2004 (the “Base Year”), adjusted to reflect an assumption that the Project is fully assessed for real property tax purposes as a completed Project ready for occupancy and that the Project is ninety-five percent (95%) occupied during such year.

1.11	Security Deposit and Letter of Credit: $23,616.00 Security Deposit and $100,000.00 Letter of Credit.

1.12	Permitted Use: General office use, engineering offices and electronic R&D laboratory and support services associated therewith and for no other purposes whatsoever.

1.13	Brokers: Colliers International representing Landlord and Irving Hughes representing Tenant.

1.14	Interest Rate: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its “prime rate” or “reference rate”, plus five percent (5%); or (b) the maximum rate permitted by law.

1.15	Tenant Improvements: The tenant improvements previously installed in the Premises, if any, and the tenant improvements to be installed in the Premises, if any, as described in the Work Letter Agreement attached hereto as Exhibit “C”.

1.16	Parking: A total of forty-six (46) unreserved, uncovered parking privileges at no additional cost to Tenant, which parking privileges shall be subject to the provisions set forth in Section 6.2 of this Lease.

1.17	Business Hours for the Building. 7:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) and 8:00 a.m. to 12:00 p.m. on Saturdays (except Building Holidays). “Building Holidays” shall mean New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s reasonable discretion, other locally or nationally recognized holidays; provided, however, in no event shall Holidays include “Martin Luther King Day,” “Columbus Day” and “Veterans Day”.

1.18	Guarantor(s): None.

(ii)	CENTERPARK PLAZA
[Axesstel, Inc.]

EXHIBITS

EXHIBIT “A”	Site Plan
EXHIBIT “B”	Premises
EXHIBIT “C”	Work Letter Agreement
EXHIBIT “D”	Sample Form of Notice of Lease Term Dates
EXHIBIT “E”	Rules and Regulations
EXHIBIT “F”	Sample Form of Tenant Estoppel Certificate
EXHIBIT “G”	Form of Letter of Credit

(i)	CENTERPARK PLAZA
[Axesstel, Inc.]

OFFICE LEASE

This LEASE, which includes the preceding Summary of Basic Lease Information and Definitions (“Summary”) attached hereto and incorporated herein by this reference (“Lease”), is made as of the 28th day of May, 2004, by and between MULLROCK UMBRELLA, LLC, a Delaware limited liability company (“Landlord”), and AXESSTEL, INC., a Nevada corporation, doing business in California as “Axesstel Fixed Wireless” (“Tenant”).

1. Premises.

1.1. Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.5 of the Summary above, improved or to be improved with the Tenant Improvements.

1.2. Landlord’s Reservation of Rights. Provided Tenant’s use of and access to the Premises is not materially interfered with in an unreasonable manner, and subject to the terms of this Lease, Landlord reserves for itself the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises. Subject to (i) all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit “E”, (ii) Force Majeure Delays, (iii) Landlord’s commercially reasonable security requirements, and (iv) the requirements of applicable laws, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

1.3. Rentable and Usable Square Feet. The rentable and usable square feet of the Premises are approximately as set forth in Section 1.5 of the Summary. For purposes hereof, the “usable square feet” and “rentable square feet” of the Premises, and the “rentable square feet” of the Building shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 (“BOMA”), as modified by Landlord with respect to rentable square footage pursuant to Landlord’s standard rentable area measurements for the Project, to include, among other calculations, a portion of the common areas and service areas of the Building. The rentable and usable square feet of the Premises shall be certified to Landlord and Tenant with reasonably particularized supporting calculations by Landlord’s planner/designer as soon as reasonably possible after the date hereof, and such certification shall be made in accordance with the provisions of this Section 1.3 (the “Certification”); provided, however, that in the event that Tenant disputes the number of usable or rentable square feet in the Premises as set forth in the Certification, written notice of such dispute shall be provided to Landlord within thirty (30) days after Tenant’s receipt of the Certification. If Tenant fails to deliver to Landlord written notice of such dispute within such 30-day period, Tenant shall be deemed to have approved the Certification. To resolve any such dispute, Landlord’s planner/designer, Tenant and Landlord shall meet to attempt to reach agreement on the number of rentable and usable square feet in the Premises. If such parties cannot agree on such numbers within thirty (30) days after Landlord’s receipt of Tenant’s dispute notice, then the parties shall, within ten (10) days thereafter, submit the dispute to binding arbitration under the auspices of JAMS/ENDISPUTE (or any successor to such organization) in San Diego County, California, according to the then rules of commercial arbitration for such organization but with reference to the BOMA standard (as modified as provided above), and the arbitrators resolving such dispute shall only have jurisdiction to determine the square footage of the Premises in dispute, and shall not have jurisdiction to modify the terms of this Lease. During the period from the Commencement Date until the earlier of the date the Certification is approved or deemed approved by Tenant or the date any dispute regarding the square footage of the Premises is resolved, as the case may be, the rentable and usable square footage amounts set forth in Section 1.5 of the Summary shall be utilized for all purposes under this Lease. In the event that, as a result of the parties approval of such Certification or resolution of such dispute, as applicable, it is determined that the rentable and usable square footage amounts of the Premises are other than those set forth in Section 1.5 of the Summary, all amounts, percentages and figures appearing or referred to in this Lease based upon such adjusted rentable and/or usable square feet (including, without limitation, the amount of the Monthly Basic Rent, Tenant’s Percentage, the Tenant Improvement Allowance, the Additional Allowance and the number of Tenant’s parking privileges) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord and Tenant.

1.4. Right of First Offer. During the Lease Term (including the Option Term, if applicable), Tenant shall have a one-time right of first offer with respect to any available space located on the second (2nd) floor that is immediately adjacent and contiguous to the original Premises (the “First Offer Space”). Notwithstanding the foregoing (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space (the “Existing Leases”), and (B) if the First Offer Space is vacant as of the date of this Lease, the first lease pertaining to the First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of any such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first

CENTERPARK PLAZA
[Axesstel, Inc.]

offer or similar rights granted to (x) the tenants of the Superior Leases and (y) any other tenant of the Project under a lease existing as of the date hereof (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.4.

(a)	Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines, in Landlord’s sole and absolute discretion, that Landlord shall commence the marketing of the First Offer Space (or any portion thereof) because such space shall become or is expected to become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant (including the rentable and usable square feet thereof as determined pursuant to Section 1.3 above – it being agreed that such Fist Offer Notice may include space outside of the First Offer Space) and shall set forth Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “First Offer Economic Terms”). Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the Lease Term or Option Term (if applicable) unless, with respect to the initial Lease Term, Tenant has delivered an Extension Notice (as defined in Section 2.2 below) pertaining to the extension of the initial Lease Term.

(b)	Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice and on the First Offer Economic Terms contained therein. If Tenant does not exercise its right of first offer within the five (5) business day period (on all of the First Offer Economic Terms), then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall thereupon automatically terminate and this Section 1.4 shall be null and void and of no further force or effect. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space comprising the First Offer Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the First Offer Economic Terms.

(c)	Construction of First Offer Space. Tenant shall take the First Offer Space in its “As-Is” condition (unless otherwise provided in the First Offer Notice as part of the First Offer Economic Terms), and Tenant shall be entitled to construct improvements in the First Offer Space at Tenant’s expense, in accordance with and subject to the provisions of Section 12 of this Lease.

(d)	Lease of First Offer Space. If Tenant timely exercises Tenant’s right to lease the space described in the First Offer Notice as set forth herein, Landlord and Tenant shall execute an amendment adding such space to this Lease upon the First Offer Economic Terms set forth in Landlord’s First Offer Notice and upon the same non-economic terms and conditions as applicable to the original Premises. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall, unless otherwise provided in the First Offer Notice as part of the First Offer Economic Terms, expire coterminously with Tenant’s lease of the original Premises.

(e)	Personal Right; No Defaults. The rights contained in this Section 1.4 shall be personal to the original Tenant executing this Lease (“Original Tenant”), and may only be exercised by the Original Tenant and any Affiliate that is an assignee of Original Tenant’s entire interest in this Lease pursuant to Section 14.8 below (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant or such Affiliate that is an assignee of the Original Tenant’s interest in this Lease occupies the entire Premises as of the date of Tenant’s exercise of its right of first offer. In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in this Lease, at law and/or in equity, Tenant shall not have the right to lease the First Offer Space as provided in this Section 1.4 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease.

2. Term; Beneficial Occupancy and Option Term.

2.1. Term and Beneficial Occupancy. The Term of this Lease shall be for the period designated in Section 1.6 of the Summary commencing on the Commencement Date, and ending on the expiration of such period, unless the Term is sooner terminated as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to commence business from the Premises during the sixty (60) day period of time referenced in Section 1.7 of the Summary (and after Substantial Completion of the Premises) but prior to the Commencement Date (the “Beneficial Occupancy Period”), provided that (i) a certificate of occupancy (or its equivalent) shall have been issued by the appropriate governmental authorities for the Premises, and (ii) all of the terms and conditions of this Lease shall apply, including Tenant’s obligations pursuant to Section 16.2 below, during the Beneficial Occupancy Period, except that Tenant’s obligation

-2-	CENTERPARK PLAZA
[Axesstel, Inc.]

to pay Monthly Basic Rent and Tenant’s Percentage of Operating Expenses shall not apply during the Beneficial Occupancy Period. If Landlord does not deliver possession of the Premises to Tenant on or before the anticipated Commencement Date (as set forth in Section 1.7 of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. Within ten (10) days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit “D”. In the event Landlord does not deliver such Notice of Lease Term Dates then the Commencement Date shall be deemed to be the anticipated Commencement Date set forth in Section 1.7 of the Summary.

2.2. Option Term.

(a)	Subject to the terms hereof, Landlord hereby grants to Tenant one (1) option (the “Extension Option”) to extend the Term of this Lease with respect to the entire Premises for five (5) years (“Option Term”), on the same terms, covenants and conditions as provided for in this Lease during the initial Term, except that all economic terms such as, without limitation, Monthly Basic Rent, parking charges, etc., shall be established based on the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of this Section 2.2; provided, however, that under no circumstances shall the “fair market rental rate” be less than the Monthly Basic Rent rate due and payable by Tenant at the end of the original Term.

(b)	The Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no earlier than the date which is twelve (12) months, and no later than the date which is nine (9) months, prior to the expiration of the original Term of this Lease. Tenant’s failure to timely provide the Extension Notice shall render the Extension Option null and void and of no further force or effect.

(c)	The term “fair market rental rate” as used herein shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity renewal tenant (excluding sublease, assignment and new tenant transactions) would pay, and a willing, comparable landlord of a comparable quality building located in the vicinity of the Building (i.e., the Sorrento Mesa area of San Diego County) would accept, at arm’s length (what Landlord is accepting in current transactions for the Project may be considered), from a tenant having similar financial responsibility, credit rating and capitalization as Tenant then has, for a five (5)-year term of a lease of space unencumbered by any other tenant’s expansion rights and comparable in size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue (with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant), but specifically excluding any Tenant Improvements Tenant shall have financed beyond the Tenant Improvement Allowance and Additional Allowance), giving appropriate consideration to the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into account items that professional real estate brokers customarily consider in renewal transactions, including, but not limited to: the condition of the improvements in the comparable premises; rental rates; office space availability; tenant size, refurbishment allowances, credit standing and financial stature; brokerage commissions; operating expenses; and base year and/or expense stops; parking charges, and any other amounts then being charged by Landlord or the lessors of such similar office buildings but specifically disregarding rental inducements and other concessions then being granted by comparable landlords to new (non-renewal) tenants in comparable buildings located in the vicinity of the Building.

(d)	Landlord’s determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord’s receipt of Tenant’s Extension Notice. Tenant will have five (5) business days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant’s failure to accept the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period will conclusively be deemed Tenant’s disapproval thereof. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant’s Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within ten (10) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then Tenant may, within ten (10) days following the Outside Agreement Date, demand by written notice to Landlord that each party’s determination be submitted to appraisal in accordance with the following provisions of this Section 2.2. Tenant’s failure to timely demand appraisal will constitute Tenant’s rescission of its Extension Notice and the Extension Option will be null and void and of no further force or effect.

(1) Landlord and Tenant shall each appoint one independent, unaffiliated, neutral appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the valuation of leases of comparable office space in comparable buildings in the Sorrento Mesa area of San Diego County. Each such appraiser will be appointed within twenty (20) days after the Outside Agreement Date.

-3-	CENTERPARK PLAZA
[Axesstel, Inc.]

(2) The two (2) appraisers so appointed will, within ten (10) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

(3) The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) new fair market rental rate for the Premises is the closest to the actual new fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements of Sections 2.2(a) and 2.2(c) above and this Section 2.2(d) regarding same.

(4) The three (3) appraisers shall, within fifteen (15) days of the appointment of the third appraiser, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted new fair market rental rate (i.e., the appraisers may only select Landlord’s or Tenant’s submission and may not select a compromise position), and shall notify Landlord and Tenant thereof.

(5) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant. The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(6) If either Landlord or Tenant fails to appoint an appraiser within the time period in Section 2.2(d)(1) hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser’s decision shall be binding upon Landlord and Tenant.

(7) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association (but subject to the requirements of Sections 2.2(a) and 2.2(c) and this Section 2.2(d)).

(8) In the event that the new Monthly Basic Rent is not established prior to end of the initial Term of this Lease, the Monthly Basic Rent immediately payable at the commencement of such Option Term shall be the Monthly Basic Rent payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this Section 2.2, the parties shall settle any underpayment or overpayment on the next Monthly Basic Rent payment date falling not less than thirty (30) days after such determination. In no event shall the “fair market rental rate” as may be determined pursuant to such arbitration be less than the Monthly Basic Rent rate due and payable by Tenant at the end of the original Term.

(e)	Notwithstanding anything above to the contrary, the Extension Option is personal to the Original and any Affiliate that is an assignee of Original Tenant’s entire interest in this Lease pursuant to Section 14.8 below (and not any other assignee, sublessee or other transferee of Original Tenant’s interest in this Lease) and may be exercised only by Original Tenant or such Affiliate that is an assignee of the Original Tenant’s interest in this Lease while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than Original Tenant (or such Affiliate that is an assignee of the Original Tenant’s entire interest in this Lease, as the case may be). The Extension Option is not assignable separate and apart from this Lease, nor may the Extension Option be separated from this Lease in any manner, either by reservation or otherwise. Tenant or any Affiliate that is an assignee of Original Tenant’s entire interest in this Lease shall have no right to exercise the Extension Option, notwithstanding any provision of the grant of the Extension Option to the contrary, and Tenant’s or such Affiliate’s exercise of the Extension Option may, at Landlord’s option, be nullified by Landlord and deemed of no further force or effect, if Original Tenant or any Affiliate assignee of Original Tenant’s entire interest in this Lease shall be in default under the terms of this Lease after the expiration of applicable cure periods as of Tenant’s exercise of the Extension Option or at any time after the exercise of the Extension Option and prior to the commencement of the Option Term.

2.3. Outside Date. In the event that Substantial Completion (as defined in the Work Letter Agreement) of the Premises has not occurred by September 1, 2004 (the “Outside Date”), as such Outside Date may be extended by the number of days of Tenant Delays (as defined in the Work Letter Agreement) and by the number of days of Force Majeure Delays (as defined in Section 32.15 hereof), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the “Outside Date Termination Notice”) electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the “Effective Date”). If Tenant delivers the Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period ending thirty (30) days after the original Effective Date. In order to suspend the Effective Date, Landlord must deliver to Tenant, within five (5) business days after receipt of the Outside Date Termination Notice, a certificate of the Contractor (as defined in the Work Letter Agreement) certifying that it is such Contractor’s best good faith judgment that Substantial Completion of the Premises will occur within thirty (30) days after the original Effective Date. If Substantial Completion of the Premises occurs within said thirty (30) day suspension period, then the Outside Date Termination Notice shall be of no further force and effect; if, however, Substantial Completion of the Premises does not occur within said thirty (30) day

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[Axesstel, Inc.]

suspension period, then this Lease shall terminate as of the date of expiration of such thirty (30) day period. Upon termination of the Lease pursuant to this Section 2.3, the parties shall be relieved of all further obligations under this Lease except for those obligations under this Lease which expressly survive the expiration or sooner termination of the Lease.

3. Rent.

3.1. Monthly Basic Rent and Partial Basic Rent Abatement. Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.8 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in the amounts designated in Section 1.8 of the Summary in advance on the first day of each and every calendar month during the Term, without demand, notice, deduction or offset except that the eleventh (11th) full month’s Monthly Basic Rent shall be paid upon Tenant’s execution and delivery of this Lease to Landlord. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to a thirty (30) day month. Notwithstanding anything to the contrary contained herein and provided that Tenant is not in default under the terms of this Lease after the expiration of applicable cure periods at any time during such partial abatement period, Landlord hereby agrees to abate Tenant’s obligation to pay one-half (1/2) of Tenant’s Monthly Basic Rent for the first (1st), second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), and tenth (10th) full months of the initial Lease Term. During such partial abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Section 23 of this Lease, then as a part of the recovery set forth in Section 23 of this Lease, Landlord shall be entitled to the recovery of the unamortized portion of the Monthly Basic Rent that was abated under the provisions of this Section 3.1 (which shall amortize monthly on a straight-line basis from the first day of the eleventh (11th) month through the expiration of the initial Lease Term).

3.2. Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above (including, without limitation, payments for insurance, repairs and parking, and Tenant’s Percentage of Operating Expenses in excess of Landlord’s Contribution to Operating Expenses as provided in Section 1.10 of the Summary) shall be considered additional rent for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Basic Rent is referenced. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior notice or demand therefor and without any deduction or offset whatever, in lawful money of the United States of America.

4. Common Areas; Operating Expenses.

4.1. Definitions; Tenant’s Rights. During the Term of this Lease, Tenant shall have the non-exclusive right to use, in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Section 6 below, those portions of the Project (the “Project Common Areas”) not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Project (or by the sublessees, agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Project Common Areas shall include, without limitation, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Project, any pedestrian walkway system, park or other facilities located on the Site and open to the general public. The common areas appurtenant to the Building shall be referred to herein as the “Building Common Areas” and shall include, without limitation, the following areas:

(a)	the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant’s premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

(b)	the parking structure and parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building.

The Building Common Areas and the Project Common Areas shall be referred to herein collectively as the “Common Areas.”

4.2. Landlord’s Reserved Rights. Landlord reserves the right from time to time to use any of the Common Areas and to do any of the following, as long as such acts do not unreasonably and materially interfere with Tenant’s use of or access to the Premises:

(a)	expand the Building and construct or alter other buildings or improvements on the Site;

(b)

make any changes, additions, improvements, repairs or replacements in or to the Project, the Site, the Common Areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and

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(ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to Section 6.2, parking spaces and parking areas;

(c)	close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Site and/or Building; and

(d)	perform such other acts and make such other changes with respect to the Project, Site, Common Areas and Building, as Landlord may, in the exercise of its good faith business judgment, deem to be appropriate.

4.3. Excess Expenses. In addition to the Monthly Basic Rent required to be paid by Tenant pursuant to Section 3.1 above, during each month during the Term of this Lease (after the Base Year noted in Section 1.10 of the Summary), Tenant shall pay to Landlord the amount by which Tenant’s Percentage of Operating Expenses for such calendar year exceeds Landlord’s Contribution to Operating Expenses (such amount shall be referred to in this Section 4 as the “Excess Expenses”), in the manner and at the times set forth in the following provisions of this Section 4.

4.4. Definition of Operating Expenses. As used in this Lease, the term “Operating Expenses” shall consist of all costs and expenses of operation, maintenance, repair and replacement of the Project (including the Building, the Site and the Common Areas) as determined by standard accounting practices and calculated assuming the Project is ninety-five percent (95%) occupied, together with the Building’s Share of all costs and expenses for the operation, maintenance, repair and replacement of the Project and the Project Common Areas as determined by Landlord utilizing standard accounting practices and calculated assuming the Project is ninety-five percent (95%) occupied. The term “Building’s Share” shall mean a fraction, the numerator of which is the rentable square footage of the Building and the denominator of which is the rentable square footage of the Project. Operating Expenses include the following costs by way of illustration but not limitation: (a) Real Property Taxes and Assessments (as defined in Section 4.5 below) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed with respect to the Building, Common Areas, and/or Site pursuant to any covenants, conditions and restrictions affecting the Site, Common Areas or Building; (c) to the extent not charged to and paid by Tenant pursuant to Section 16.2 below, water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (d) to the extent not charged to and paid by Tenant pursuant to Section 16.2 below, utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Site, Building or the Premises or the parking facilities serving the Site, Building or the Premises; (e) costs of insurance obtained by Landlord pursuant to Section 21 of this Lease; (f) waste disposal and janitorial services; (g) security (if any); (h) costs incurred in the management of the Site, Building and Common Areas, including, without limitation: (1) supplies, (2) wages, salaries, benefits, pension payments, fringe benefits, uniforms and dry-cleaning thereof (and payroll taxes, unemployment taxes, employer’s Social Security taxes, together with any other taxes levied on wages, salaries, compensation and benefits, insurance and similar governmental charges related thereto) of employees used in the operation and maintenance of the Site, Building and Common Areas, (3) the rental of personal property to the extent used by Landlord’s personnel in the maintenance, repair and operation of the Project, (4) management office expenses including rent and operating costs, (5) accounting fees, legal fees and real estate consultant’s fees, and (6) a management/administrative fee substantially consistent with such fees being charged for comparable projects in the Sorrento Mesa area of San Diego County, but not to exceed four percent (4%) of the gross revenues of the Project and which percentage rate shall not increase for years subsequent to the Base Year over the percentage rate charged in the Base Year; (i) supplies, materials, equipment and tools; (j) repair and maintenance of the elevators and the structural portions of the Building (provided that with respect to structural repairs only, the cost of any such structural repairs is otherwise permissible pursuant to clause (l) below), and repair and maintenance of the plumbing, heating, ventilating, air-conditioning, electrical and other utility systems installed or furnished by Landlord; (k) maintenance, costs and upkeep of all parking and Common Areas; (l) amortization on a straight-line basis over the useful life (as reasonably determined by Landlord), together with interest at the Interest Rate (as defined in Section 1.14 of the Summary of this Lease) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) intended to produce a reduction in operating charges or energy consumption or effect other economies in the operation or maintenance of the Project; or (2) required after the date of this Lease under any governmental law or regulation; or (3) for repair or replacement of any equipment or improvements needed to operate and/or maintain the Building, the Common Areas and/or the Site at the same quality levels as prior to the repair or replacement; (m) costs and expenses of gardening and landscaping; (n) maintenance of signs, other than Landlord’s identification signage; (o) personal property taxes levied on or attributable to personal property to the extent used in connection with the Building, the Common Areas and/or the Site; and (p) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting and similar items to the extent reasonably required by normal wear and tear.

Notwithstanding the foregoing, the term “Operating Expenses” shall not include the following: (i) costs (including permit, license and inspection fees) incurred for tenant improvements for other tenants within the Building; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Building), leasing commissions, advertising expenses and similar costs incurred in connection with the leasing of the Building; (iii) depreciation, amortization and interest payments, (except as otherwise provided in this Lease and except on materials,

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tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with standard real estate accounting practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life); (iv) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by any other tenant of the Building; (v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent Landlord is reimbursed by insurance proceeds or a condemnation award, as applicable, and the same is actually received by Landlord for such purposes; (vi) other than any interest charges for capital improvements, any interest payments on any financing for the Building and interest and penalties incurred as a result of Landlord’s late payment of any invoice; (vii) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (ix) any payment under a ground lease or master lease; (x) costs of a capital nature (including structural additions), except as otherwise set forth above in clause (l) and elsewhere in this Lease; (xi) attorneys’ fees and other costs and expenses incurred in connection with disputes with present or prospective tenants or other occupants of the Building; (xii) costs arising from Landlord’s charitable or political contributions: (xiii) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building; (xiv) costs for the acquisition of sculpture, paintings or other objects of art (except for maintenance costs with respect thereto); (xv) costs of correcting latent defects in the original construction of the Building; (xvi) costs, including penalties, fees and legal expenses, incurred due to a violation by Landlord of applicable laws in effect as of the date hereof, that would not have been incurred but for any such violation by Landlord; (xvii) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (xviii) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building; (xix) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord other than concierge services; (xx) electric power costs for which any tenant directly contracts with the local public service company; (xxi) tax penalties incurred as a result of the Landlord’s negligence, inability or unwillingness to make payments when due and (xxii) costs of structural repairs necessitated by fire, windstorm or other casualty (excluding deductibles) that would be covered by a special form all-risk policy or earthquake policy.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. For purposes of determining Landlord’s Contribution to Operating Expenses, Operating Expenses shall not include (i) one-time special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, (ii) market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes which are limited to the Base Year only, and (iii) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages and which occur in the Base Year only; provided, however, that if market increases excluded from the Base Year occur in any subsequent year of the Lease Term, the Base Year Operating Expenses shall be increased to include such previously excluded amounts. In no event shall costs for any item of utilities included in Operating Expenses for any year subsequent to the Base Year be less than the amount included in Operating Expenses for the Base Year for such utility item.

Landlord hereby agrees that the cost of earthquake insurance, if obtained or effected by Landlord during any calendar year after the Base Year (but is not obtained or effected during the Base Year) shall be added to the Operating Expenses for the Base Year (but at the rate which would have been in effect during the Base Year or the rate in effect during such subsequent calendar year, whichever is lower) prior to the calculation of Tenant’s Percentage of Operating Expenses for each such calendar year in which such change in insurance is obtained or effected. Landlord further agrees that any costs incurred in any calendar year after the Base Year because of any added new type of discretionary services which were readily available during the Base Year and customarily provided by landlords of comparable buildings in the Sorrento Mesa area of San Diego County during the Base Year (but not by Landlord) and not included in the Base Year, shall be added to and included in the Base Year for purposes of determining the Excess Expenses payable for such calendar year in which such added new type of discretionary services are so provided, as if such services were provided in the Base Year (but at the rate for such services which would have been in effect during the Base Year or the rate in effect during such subsequent calendar year, whichever is lower); provided, however, the foregoing provision shall not apply to the costs of (i) any capital additions, capital alterations, capital repairs or capital improvements which shall be governed by the provisions of Section 4.4(l) above, or (ii) security and/or parking control services required to operate the Project as a first-class office building project.

Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses between the Building and/or among different tenants of the Project and/or different buildings of the Project as and when such different buildings are constructed and added to (and/or excluded from) the Project or otherwise (the “Cost Pools”). Such Cost Pools may include, without limitation, the office space tenants and industrial space tenants of the Project or of a building or buildings in the Project. Such Cost

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Pools may also include an allocation of certain Operating Expenses within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses and/or the provision of various services and amenities thereto, including allocation of Operating Expenses in any such Cost Pools.

4.5. Definition of Real Property Taxes and Assessments. All Real Property Taxes and Assessments shall be adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building(s) ready for occupancy. As used in this Lease, the term “Real Property Taxes and Assessments” shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, Common Areas, Site or Project, including the following by way of illustration but not limitation:

(a)	any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(b)	any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “real property taxes” for the purposes of this Lease;

(c)	any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(d)	any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e)	any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

Notwithstanding the foregoing, if, after the Commencement Date, Real Property Taxes and Assessments are reduced, then for purposes of all subsequent calendar years including the calendar year in which the reduction occurs, Landlord’s Contribution to Operating Expenses shall be proportionately reduced. Notwithstanding the foregoing provisions of this Section 4.5 above to the contrary, Real Property Taxes and Assessments shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes.

4.6. Estimate Statement. By the first day of April of each calendar year during the Term of this Lease (after the Base Year noted in Section 1.10 of the Summary) or as soon thereafter as reasonably possible, Landlord shall endeavor to deliver to Tenant a statement (“ Estimate Statement”) estimating the Operating Expenses for the current calendar year and the estimated amount of Excess Expenses payable by Tenant. Landlord shall have the right no more than three (3) times in any calendar year to deliver a revised Estimate Statement showing the Excess Expenses for such calendar year if Landlord determines that the Excess Expenses are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Excess Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Excess Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

4.7. Actual Statement. By the first day of April of each succeeding calendar year during the Term of this Lease or as soon thereafter as reasonably possible, Landlord shall endeavor to deliver to Tenant a

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statement (“Actual Statement”) of the actual Operating Expenses and Excess Expenses for the immediately preceding calendar year. If the Actual Statement reveals that Excess Expenses were overstated or under-stated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section 4.6 above, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such under-payment, or, Landlord shall credit Tenant against the next monthly rent falling due, the amount of such over-payment, as the case may be. The failure of Landlord to timely furnish the Actual Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 4; provided, however, Landlord’s failure to provide Tenant with an Actual Statement for a particular calendar year within eighteen (18) months after the end of the calendar year in question, shall constitute a waiver of Landlord’s right to collect any Excess Expenses payable for such calendar year; provided further, however, that such limitation on Landlord’s ability to collect any Excess Expenses as a result of any late delivery of such Actual Statement shall not preclude Landlord from modifying any Actual Statement once such Actual Statement is timely delivered, as provided hereinabove, to correct any errors or reflect any new information received by Landlord with respect to the Operating Expenses shown on such Actual Statement (including, without limitation, as a result of any new or supplemental tax bills issued by the applicable taxing authority or any audit conducted by Tenant or any other tenant of the Project), so long as Landlord delivers such revised Actual Statement to Tenant by no later than eighteen (18) months after Landlord receives such new information. In the event that any such revised Actual Statement so delivered shows that an additional Excess Expenses are present, then Tenant shall pay to Landlord, within thirty (30) days of receipt of the revised Actual Statement, the amount of the additional Excess Expense. If any such revised Actual Statement reflects that Tenant has overpaid Tenant’s Percentage of Operating Expenses for such Expense Year, Landlord shall credit Tenant the amount of the overpayment toward Tenant’s next rent payment(s) due under the Lease, or, if the Lease Term has expired or been terminated, Landlord shall refund such overpayment to Tenant within thirty (30) days after the delivery of such revised Actual Statement. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current calendar year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such calendar year. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments without the imposition of fees, penalties or interest, shall be paid by Landlord in the maximum number of installments that are permitted by law without the imposition of fees, penalties or interest and not included as Operating Expenses except in the calendar year in which the assessment or premium installment is actually paid.

4.8. No Release. Except as otherwise provided above, any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Section 4 shall not constitute a waiver of its right to receive Tenant’s payment of Excess Expenses, nor shall it relieve Tenant of its obligations to pay Excess Expenses pursuant to this Section 4, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until ten (10) days after receipt of such statement.

4.9. Audit Rights. In the event Tenant disputes the amount of the Operating Expenses set forth in the Actual Statement for the particular calendar year delivered by Landlord to Tenant pursuant to Section 4.7 above, Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees or agents inspect, at Landlord’s office during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses set forth in such Actual Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses set forth in any such Actual Statement, unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within six (6) months immediately following Landlord’s delivery of the particular Actual Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.9, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Section 4 in accordance with such Actual Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without interference with Landlord’s operation and management of the Building. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses set forth in the Actual Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records pertaining to Operating Expenses to determine the proper amount of the Operating Expenses incurred and amounts payable by Tenant for the calendar year which is the subject of such Actual Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms, which is not paid on a contingency basis and which is selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that

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the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Actual Statement which was the subject of such audit was in error to Tenant’s disadvantage by five percent (5%) or more of the total Operating Expenses which was the subject of such audit. The payment by Tenant of any amounts pursuant to this Section 4 shall not preclude Tenant from questioning the correctness of any Actual Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the Actual Statement in question and the amount of Operating Expenses shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.9, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such commercially reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

5. Security Deposit and Letter of Credit.

5.1. Security Deposit. Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord the Security Deposit designated in Section 1.11 of the Summary. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within sixty (60) days following the expiration of the Lease term, and any such amount not returned within such sixty (60)-day period shall thereafter accrue interest at the Interest Rate. If Landlord sells its interest in the Building during the Term and if Landlord deposits with the purchaser the Security Deposit (or balance thereof), then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any Tenant Parties (as defined in Section 6.4 below).

5.2. Letter of Credit (In General). Concurrently upon Tenant’s execution of this Lease and in addition to the Security Deposit, Tenant shall deliver to Landlord, as additional protection for Landlord to assure the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, an irrevocable and unconditional negotiable letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit “G” and containing the terms required herein, running in favor of Landlord issued by Silicon Valley Bank (“Bank”), in the initial amount of One Hundred Thousand Dollars ($100,000.00) (“Stated Amount”); provided, however, that Tenant may replace the Letter of Credit, from time to time, with a Letter of Credit issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local San Diego office which will negotiate a letter of credit, and whose deposits are insured by the FDIC), and upon receipt of the replacement Letter of Credit, Landlord agrees to promptly surrender the Letter of Credit so replaced; and further provided that, except as hereinafter provided, on each annual anniversary of the Commencement Date (each, an “Adjustment Date”), the Stated Amount may be reduced by Twenty Thousand Dollars ($20,000.00) as follows:

Adjustment Date	Stated Amount
1	$80,000.00
2	$60,000.00
3	$40,000.00
4	$20,000.00
5	$0.00

Following each Adjustment Date, Landlord shall timely execute and deliver such commercially reasonable documents to the issuer(s) of the Letter of Credit as are presented to Landlord by such issuer(s) and as may be reasonably necessary to effectuate the change to the Stated Amount; provided, however, that if (i) a default by Tenant occurs under this Lease, or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a default by Tenant, and Tenant has failed to cure such default within the time period permitted by Section 23 or such lesser time as may remain before the relevant Adjustment Date as provided above, the Stated Amount shall not thereafter be reduced unless and until such default shall have been fully cured pursuant to the terms of this Lease, at which time the Stated

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Amount may be reduced as hereinabove described. The Letter of Credit shall be (i) “callable” at sight, irrevocable and unconditional, (ii) subject to the terms of this Section 5.2, maintained in effect, whether through renewal or extension, for the entire period from the date of execution of this Lease and continuing until the date (the “LC Expiration Date”) which is one hundred twenty (120) days after the expiration of the initial Lease Term, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall be acceptable to Landlord, in Landlord’s sole discretion, and shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statements that (1) such amount is due to Landlord under the terms and conditions of this Lease, (2) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or (3) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent is a limited liability company, corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement.

5.3. Transfer of Letter of Credit. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit to the transferee or mortgagee of its interest, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit. Landlord shall pay all costs associated with the transfer or re-issuance of the Letter of Credit to Landlord’s transferee or mortgagee. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord’s transfer or assignment of the Letter of Credit to such transferee or mortgagee.

5.4. Application of Letter of Credit. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the then-applicable Stated Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency and any such additional letter of credit shall comply with all of the provisions of these Sections 5.2, 5.3 and 5.4, and if Tenant fails to comply with the foregoing, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in these Sections 5.2, 5.3 and 5.4, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of these Sections 5.2, 5.3 and 5.4 and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under this Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant under this Lease. If there shall occur a default under this Lease as set forth in Section 23 of this Lease, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default. In the event of a default by Tenant under Sections 23.1(d) or (f) of this Lease, Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of

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the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

6. Use.

6.1. General. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall observe and comply with the “Rules and Regulations” attached hereto as Exhibit “E”, and all reasonable, non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building of any such Rules and Regulations as long as Landlord is diligently endeavoring to reasonably enforce such Rules and Regulations in a non-discriminatory manner. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Premises and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 as it pertains to Tenant’s use, occupancy, improvement and alteration of the Premises (whether, except as otherwise expressly provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises, regardless of the period of time remaining in the Lease Term); provided, however, that Tenant shall have no responsibility to cure any failure of the Common Areas, Project or that portion of the Building outside of the Premises to comply with such requirements if such non-compliance is not caused by Tenant’s particular use of or alterations to the Premises, including, without limitation, any such non-compliance that is required to be remedied as a condition to Tenant’s request for a building permit for unrelated alterations to its Premises. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions now or hereafter affecting the Site or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises.

6.2. Parking.

(a)	Tenant’s Parking Privileges. During the Term of this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the number of parking privileges specified in Section 1.16 of the Summary hereof for use by Tenant’s employees in the common parking areas for the Building within the Project, as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of parking privileges designated in Section 1.16 of the Summary. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking privileges, and/or make all or a portion of such privileges reserved, as long as such reservation or assignment is done in a non-discriminatory manner.

(b)	Parking Rules. The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit “E” attached hereto and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord’s parking operators from time to time, including any system for controlled ingress and egress. Tenant shall not use more parking privileges than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for visitor parking. Tenant’s parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

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6.3. Signs and Auctions.

(a)	Interior Signs and General Sign Restrictions. Tenant shall be entitled, at Landlord’s initial cost and expense, to (i) one (1) identification sign on or near the entry doors of the Premises, and (ii) for multi-tenant floors, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located; provided, however, that any Landlord approved changes to such signage shall be at Tenant’s sole cost and expense. Such signs shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification signs and Tenant’s Exterior Sign, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site. Tenant shall, at Landlord’s initial expense, be entitled to one (1) line on the Building directory to display Tenant's name and suite number; provided, however that any Landlord approved changes to such directory identification shall be at Landlord’s Tenant’s sole cost and expense.

(b)	Tenant’s Exterior Sign. Subject to the approval of all applicable governmental and quasi-governmental entities, and subject to all applicable governmental and quasi-governmental laws, rules, regulations and codes, Landlord hereby grants Tenant the right to have the non-exclusive right to install one (1) identification sign (“Tenant’s Exterior Sign”) containing the name “Axesstel” and its logo located at the top of the northwest corner of the Building. The design, size, specifications, graphics, materials, manner of affixing, exact location, colors and lighting (if applicable) of Tenant’s Exterior Sign shall be (i) consistent with the quality and appearance of the Project and (ii) subject to the approval of all applicable governmental authorities, and Landlord’s reasonable approval. Tenant shall install Tenant’s Exterior Sign at Tenant’s sole cost and expense. In addition, Tenant shall be solely responsible for all costs attributable to the fabrication, insurance, lighting (if applicable), maintenance and repair of Tenant’s Exterior Sign. The signage right granted to Tenant under this Section 6.3(b) is personal to the Original Tenant and any Affiliate that is an assignee of Original Tenant’s entire interest in this Lease pursuant to Section 14.8 below and may not be exercised or used by or assigned to any other person or entity. In connection with any such assignment of Original Tenant’s entire interest in this Lease to an Affiliate pursuant to Section 14.8 below or a name change by Tenant that does not constitute a Transfer under the terms of Article 14 below, Tenant may elect, at Tenant’s sole cost and expense, to identify such affiliate on Tenant’s Exterior Sign, provided the name of such Affiliate is not an “Objectionable Name.” The term “Objectionable Name” shall mean any name that (a) relates to an entity that is of a character or reputation, or is associated with a political orientation or faction that is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a building comparable to the Project, taking into consideration the level and visibility of Tenant's Exterior Sign, or (b) conflicts with any covenants in other leases of space in the Project. In addition, Original Tenant (or such assignee that is an Affiliate, as the case may be) shall no longer have any right to Tenant’s Exterior Sign if at any time during the Lease Term the Original Tenant (or such assignee that is an Affiliate, as the case may be) does not lease and occupy at least fifty-one percent (51%) of the entire Premises. Upon the expiration or sooner termination of this Lease, or upon the earlier termination of Tenant’s signage right under this Section 6.3(b), Landlord shall have the right to permanently remove Tenant’s Exterior Sign from the Building and to repair all damage to the Building resulting from such removal and restore the affected area to its original condition existing prior to the installation of Tenant’s Exterior Sign, and Tenant shall reimburse Landlord for the costs thereof.

6.4. Hazardous Materials. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws (as defined below) applicable to Tenant or the Premises and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term “Environmental Law” means any past, present or future federal, state, local, statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. “Environmental Permits” means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Except for ordinary and general office supplies (used by Tenant in strict compliance with all applicable Environmental Laws), such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought

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upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant’s Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. Tenant will, upon the request of Landlord or any mortgagee at any time during which Tenant is in default under this Lease beyond applicable cure periods, cause to be performed an environmental audit of the Premises at Tenant’s expense by an established environmental consulting firm reasonably acceptable to Tenant, Landlord and Landlord’s mortgagee(s). As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

7. Payments and Notices. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the first address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address designated in Section 1.1 of the Summary. Either party may, by prior written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service.

8. Brokers. Landlord has entered into an agreement with the real estate broker specified in Section 1.13 of the Summary as representing Landlord (“Landlord’s Broker”), and Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord’s Broker and the broker specified in Section 1.13 of the Summary as representing Tenant (“Tenant’s Broker”). Any commissions or fees payable to Tenant’s Broker with respect to this Lease shall be paid exclusively by Landlord’s Broker. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs)

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resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9. Surrender; Holding Over.

9.1. Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in first-class condition and repair, reasonable wear and tear and casualty damage that is not Tenant’s obligations to repair excepted, with all of Tenant’s personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord’s rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2. Hold Over With Landlord’s Consent. If, with Landlord’s express written consent, Tenant remains in possession of the Premises after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant from month-to-month upon the terms and conditions set forth in this Lease (including Tenant’s obligation to pay all Excess Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to: for the first fifteen (15) days of such holdover, at a per diem rate of one hundred twenty-five percent (125%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination, and thereafter at a monthly rate of one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Tenant shall pay an entire month’s Monthly Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.2. This Section 9.2 shall not be construed to create any expressed or implied right to holdover beyond the expiration of the Lease Term or any extension thereof.

9.3. Hold Over Without Landlord’s Consent. If Tenant holds over after the expiration or earlier termination of the Lease Term without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Excess Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to: for the first fifteen (15) days of such holdover, at a per diem rate of one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination, and thereafter at a monthly rate of two hundred percent (200%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month’s Monthly Basic Rent calculated in accordance with this Section 9.3 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.3.

9.4. No Effect on Landlord’s Rights. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

10. Taxes on Tenant’s Property. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building’s standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant, pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) days after demand by Landlord.

11. Condition of Premises; Repairs.

11.1. Condition of Premises. Tenant acknowledges and agrees that it has had an opportunity to inspect the Premises (excluding the Tenant Improvements), the Building, the Site and the Project, and finds the same in satisfactory condition and repair. Tenant accepts the Premises (excluding the Tenant Improvements), the Building, the Site and the Project in their “as-is” condition as of the date hereof. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the

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Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Site, the Premises (including the Tenant Improvements therein), the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto; provided, however, in the event that, as of the date of execution of this Lease, the Base, Shell and Core of the Building (as defined in Section 1 of Exhibit “C”), in its condition existing as of such date without regard to any of the Tenant Improvements, alterations or other improvements to be constructed or installed by or on behalf of Tenant in the Premises or Tenant’s use of the Premises, and based solely on an unoccupied basis, (A) does not comply with applicable laws in effect as of the date hereof, or (B) contains latent defects (not caused by Tenant’s acts or omissions), then Landlord shall be responsible, at its sole cost and expense which shall not be included in Operating Expenses (except as otherwise permitted in (and not excluded in) Section 4 hereof), for promptly correcting any such non-compliance to the extent and as and when required by applicable laws, and/or correcting any such latent defects as soon as reasonably possible after receiving notice thereof from Tenant; provided, however, that if Tenant fails to give Landlord written notice of any such latent defects described in clause (B) hereinabove within ninety (90) days after the Commencement Date, then the correction of any such latent defects shall, subject to Landlord’s repair obligations in Section 11.2 hereof, be Tenant’s responsibility at Tenant’s sole cost and expense.

11.2. Landlord’s Repair Obligations. Subject to Section 18.1 and 18.2 of this Lease, Landlord shall, as part of the Operating Expenses, repair, maintain and replace, as necessary (a) the Building shell and other structural portions of the Building (including the roof and foundations), (b) the basic heating, ventilating, air conditioning (“HVAC”), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises (but not any above standard improvements installed in the Premises such as, for example, but by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (c) the Common Areas; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs and replacements. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

11.3. Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth in Sections 11.2, 16.1, 18.1 and 19.2 hereof, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, all Tenant Improvements, Tenant Changes, utility meters, all special or supplemental HVAC systems, electrical systems, pipes and conduits, located within the Premises, all fixtures, furniture and equipment, Tenant’s storefront (if any), Tenant’s signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, custom lighting, and any alterations, additions and other property located within the Premises in first-class condition and repair, reasonable wear and tear, and any casualty damage covered by Landlord’s insurance excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents or employees and not covered by insurance maintained, or required to be maintained, by Tenant hereunder. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

11.4. Tenant’s Self-Help Rights. Notwithstanding anything to the contrary set forth in this Section 11, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord’s obligation to perform under Section 11.2 above, and Landlord fails to undertake such repairs and/or maintenance within thirty (30) days after receipt of such notice (or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and Landlord commences such repairs within such 30-day period and thereafter diligently attempts to complete same), then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional three (3) business days’ notice to Landlord that Tenant is taking such required action (provided, however, that no additional notice shall be required in the event of an emergency which threatens life or where there is imminent danger to property). If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such three (3) business day period (or the initial notice and repair period set forth in the first sentence of this Section 11.4 in the event of emergencies where no second notice is required) (the “Outside Repair Period”), then Tenant shall be entitled to reimbursement by Landlord of Tenant’s

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actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of Tenant’s invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to offset against the rent payable by Tenant under this Lease the amount of such invoice together with interest thereon at the Interest Rate, which shall have accrued on the amount of such invoice during the period from and after Tenant’s delivery of such invoice to Landlord through and including the earlier of the date Landlord delivers the payment to Tenant or the date Tenant offsets such amount against the rent; provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to Tenant prior to the expiration of the Outside Repair Period described above, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice based upon Landlord’s good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or offset against rent, but Tenant, as its sole remedy, may proceed to claim a default by Landlord. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Building’s systems and equipment, the Base, Shell and Core, any structural portions of the Building, any Common Areas of the Project or other areas outside the Building and/or the exterior appearance of the Building or Project (or any portion thereof), Tenant shall use only those unrelated third party contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable first-class office buildings in the general vicinity of the Project. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs.

12. Alterations.

12.1. Tenant Changes; Conditions. Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, “Tenant Changes”) subject to and upon the following terms and conditions:

(a)	Notwithstanding any provision in this Section 12 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) materially affect the proper functioning of the Building’s mechanical, HVAC, electrical, plumbing, sprinkler or life safety systems (collectively, the “Systems”); (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

(b)	Before proceeding with any Tenant Change which is not otherwise prohibited in Section 12.1(a) above, Tenant must first obtain Landlord’s written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld. However, Landlord’s prior approval shall not be required for any Tenant Change which satisfies the following conditions (hereinafter a “Pre-Approved Change”): (i) the costs of such Tenant Change does not exceed Five Thousand Dollars ($5,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during any calendar year of the Term of this Lease do not exceed Ten Thousand Dollars ($10,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) the Tenant Change is not prohibited in Section 12.1(a) above; (v) the Tenant Change does not require a building permit, and (vi) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.

(c)	After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(b) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld; and (ii) before proceeding with any Tenant Change (including any Pre-Approved Change), provide Landlord with ten (10) days’ prior written notice thereof. In addition, before proceeding with any Tenant Change, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Tenant Change; and (B) a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such Tenant Change. Landlord’s approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s).

(d)

Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord’s engineers and other consultants reasonably required by Landlord for review of all plans, specifications and working drawings for the Tenant Changes, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of five percent (5%) of the actual costs of such work. In addition to such costs, Tenant

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shall pay to Landlord, within ten (10) days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Tenant Changes to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(e)	All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all laws, rules, regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(f)	Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Section 20 of this Lease.

12.2. Removal of Tenant Changes and Tenant Improvements. All Tenant Changes (which shall not include Tenant’s trade fixtures, furnishings, electronic lab benches and other engineering and office equipment) and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant at any time prior to the date which is thirty (30) days before the expiration of the Lease Term (or immediately upon any sooner termination of this Lease) identify those items of the Tenant Improvements and Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord’s option, shall pay to Landlord all of Landlord’s costs of such removal and repair).

12.3. Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and moveable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall promptly repair any damage to Premises, Building and/or the Project caused by such removal.

12.4. Tenant’s Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, or if Tenant fails to comply with its obligations under Section 12.3 above, Landlord may, at its option, treat such failure as a hold over pursuant to Section 9.3 above, and/or may (without liability to Tenant for loss thereof, at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity): (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

12.5. Package HVAC Units. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to install, as an initial Tenant Improvement or as a Tenant Change, dedicated heating, ventilation and air conditioning units (“Package Units”) within the Premises at Tenant’s sole cost and expense (unless such Package Units are installed as part of the initial Tenant Improvements in which case the costs of same may be paid as part of the Tenant Improvement Allowance (as defined in Section 3.3 of the Tenant Work Letter)). The plans and specifications for any Package Units shall, as indicated in this Article 12 above and the Tenant Work Letter (as applicable), be subject to Landlord’s reasonable approval. If Tenant elects to install Package Units within the Premises, Tenant shall also install, at Tenant’s sole cost and expense, submeters or if reasonably required by Landlord, separate meters, in order to measure the amount of electricity furnished to such units and Tenant shall be responsible for Landlord’s actual cost of supplying electricity to such units as reflected by such meters or submeters, which amounts shall be payable on a monthly basis as Additional Rent. Tenant shall be solely responsible for maintenance and repair of the Package Units and such units shall be considered to be a fixture within the Premises and shall remain upon the Premises upon the expiration or earlier termination of the Term or any applicable Option Term.

13. Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or any Tenant Parties. Tenant shall, at Landlord’s request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the

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right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord’s reasonable satisfaction so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

14. Assignment and Subletting.

14.1. Restriction on Transfer. Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like shall sometimes be referred to as a “Transfer”). For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period, except as provided in Section 14.8. In no event may Tenant encumber this Lease. Any Transfer without Landlord’s consent shall constitute a default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election.

14.2. Administrative and Attorneys’ Fees. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of Seven Hundred Fifty Dollars ($750.00), plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise). Acceptance of the Seven Hundred Fifty Dollar ($750.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

14.3. Landlord’s Options. If at any time or from time to time during the Term Tenant desires to effect a Transfer, Tenant shall deliver to Landlord, at least thirty (30) days prior to the date Tenant desires the Transfer to be effective (“Transfer Date”), written notice (“Transfer Notice”) setting forth the Transfer Date, the terms and provisions of the proposed Transfer, the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”), and any ownership or commercial relationship between Tenant and the proposed Transferee. Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee (including references) as Landlord may reasonably request. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord’s receipt of the Transfer Notice, and such financial statements and other information requested by Landlord, either to:

(a)	approve or disapprove such Transfer, which approval shall not be unreasonably withheld; or

(b)	recapture the space (“Subject Space”) that is the subject of the Transfer. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

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14.4. Additional Conditions; Excess Rent. If Landlord does not exercise its recapture option described in Section 14.3(b) above and instead approves of the proposed Transfer pursuant to Section 14.3(a) above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

(a)	the Transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another thirty (30) days after receipt thereof to make the election in Sections 14.3(a) or 14.3(b) above);

(b)	no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant’s obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant’s obligations applicable to such portion);

(c)	no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

(d)	fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of such Transfer which exceeds, in the aggregate, (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any documented and reasonable brokerage commissions, attorneys’ fees and moving costs and other market concessions actually paid by Tenant in connection with such Transfer, including any amounts paid to Landlord and its attorneys and consultants pursuant to obtaining Landlord’s consent, shall be paid to Landlord within ten (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder.

14.5. Reasonable Disapproval. Landlord and Tenant hereby acknowledge that Landlord’s disapproval of any proposed Transfer pursuant to Section 14.3(a) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (b) the proposed Transferee is an existing tenant of the Project or is negotiating with Landlord (or has negotiated with Landlord in the last six (6) months) for space in the Project (and Landlord, in each such case, has space available for lease in the Building of comparable size); (c) the proposed Transferee is a governmental entity; (d) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (e) the use of the Premises by the Transferee (1) is not permitted by the use provisions in Section 6 hereof, or (2) violates any exclusive use granted by Landlord to another tenant in the Building; (f) the Transfer would likely result in significant increase in the use of the parking areas or Common Areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon services to be provided by Landlord to the Premises; or (g) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 14, Tenant’s and such Transferee’s only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

14.6. No Release. No Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord. However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

14.7. Material Inducement. Tenant understands, acknowledges and agrees that (a) Landlord’s option to recapture all or any portion of the Subject Space as provided in Section 14.3(b) above rather than approve the proposed Transfer, and (b) Landlord’s right to receive a portion of any excess consideration paid by a Transferee in connection with an approved Transfer as provided in Section 14.4(d) above, are a material inducement for Landlord’s agreement to lease the Premises to Tenant upon the terms and conditions herein set forth.

14.8. Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a direct or indirect parent or subsidiary

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of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, directly or indirectly, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Section 14, provided that:

(a)	Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 14;

(b)	Tenant gives Landlord written notice of any such assignment or sublease to an Affiliate;

(c)	Any such Affiliate has, as of the effective date of any such assignment or sublease, a tangible net worth and net income, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations imposed by the assignment or subletting;

(d)	Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment, all the obligations of Tenant under this Lease; and

(e)	Tenant, if Tenant continues its existence following such assignment, shall remain fully liable for all obligations to be performed by Tenant under this Lease.

15. Entry by Landlord. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, subject to Tenant’s reasonable security and safety requirements, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord.

16. Utilities and Services.

16.1. Standard Utilities and Services. As long as Tenant has not committed an uncured default under any of the provisions of this Lease, and subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth hereinbelow, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services, the costs of which shall be included in Operating Expenses, unless otherwise specified below (Landlord reserves the right to adopt non-discriminatory modifications and additions to the following provisions from time to time):

(a)	Landlord shall make the elevator of the Building available for Tenant’s non-exclusive use, twenty-four (24) hours per day.

(b)

Landlord shall furnish during the Business Hours for the Building specified in Section 1.17 of the Summary (which Business Hours shall be subject to change from time to time by Landlord, in Landlord’s reasonable discretion), heating, ventilation and air conditioning (“HVAC”) for the Premises as required in Landlord’s judgment for the comfortable and normal occupancy of the Premises. The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Section 16, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then-current journeyman’s wages for HVAC mechanics. If Tenant desires HVAC at any time other than during the Business Hours for the Building, Landlord shall provide such “after-hours” usage after advance reasonable request by Tenant, and Tenant shall pay to Landlord, as additional rent (and not as part of the Operating Expenses) the cost, as fairly determined by Landlord, of such after-hours usage (as well as the cost of any HVAC used by Tenant in excess of what Landlord considers reasonable or normal), provided that the rate charged by Landlord for after-hours usage shall reflect no profit to Landlord, and said resulting amount will reasonably reflect the HVAC utilities usage, as well as the increased maintenance and repair costs, if any, and accelerated reduction of the useful life of the equipment associated with such excess HVAC operating hours, if any, and will be billed by Landlord to Tenant proportionately to Tenant and/or other tenants who have obtained such excess HVAC services, including any minimum hour charges for after-hours requests and any special start-up costs for

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after-hours services which requires a special start-up (such as late evenings, weekends and holidays) together with an administrative fee of five percent (5%) of the cost of such after-hours usage, which administrative fee shall also be payable by Tenant to Landlord for the cost of any other services provided by Landlord to Tenant that are not otherwise required to be provided by Landlord to Tenant hereunder.

(c)	Landlord shall furnish janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications as may be adopted by Landlord from time to time. No person(s) other than those persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, interior window cleaning, coffee or eating area cleaning and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitorial service will not be furnished on nights when rooms are occupied after 7:30 p.m. or to rooms which are locked unless a key is furnished to the Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as determined by Landlord at Landlord’s sole discretion. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office uses.

(d)	Landlord may, in Landlord’s sole discretion, provide security service or protection in the Building and/or the Project, in any manner deemed reasonable by Landlord at Landlord’s sole discretion, from the Commencement Date throughout the Term.

16.2. Tenant’s Obligations. Commencing as of the Beneficial Occupancy Period and continuing during the Term of this Lease, Tenant shall be separately metered for the electricity, gas, water, telephone for the Premises or other services which are metered, chargeable or provided to the Premises, at Tenant’s sole cost and expense. Tenant shall make all such payments directly to the service provider as and when bills are rendered (or to Landlord in the event Landlord provides submeters instead of the utility company’s meters). Should Tenant fail to pay any such amounts, Landlord shall have the right to pay the same on Tenant’s behalf and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in conjunction with such payment within ten (10) days after demand therefor. All such costs and expenses incurred by Landlord on Tenant’s behalf shall be deemed additional rent payable by Tenant and collectible by Landlord as such. Landlord shall designate the electricity utility provider from time to time. In addition, Tenant shall also pay directly to Landlord (and not as part of Operating Expenses) Tenant’s Percentage (or such other equitable share as reasonably and equitably determined by Landlord) of the costs of electricity, gas, water and other services for the Common Areas. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s sole cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not (i) cause damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building’s water, waste or other supply lines or systems for any purpose. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the Systems of the Building and/or the Project.

16.3. Failure to Provide Utilities. Landlord’s failure to furnish or delay in furnishing any of the services described in Section 16.1 above when such failure is caused by all or any of the following shall not result in any liability of Landlord: (a) casualty, accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel including due to shortages, blackouts or any other cause; or (e) any other cause beyond Landlord’s reasonable control. In addition, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Sections 18.3 and 19.2 if such failure is a result of a damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services as set forth in this Section 16. In the event of any stoppage or interruption of services, Landlord shall diligently attempt to resume such services as promptly as reasonably practicable. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

16.4. Abatement of Rent When Tenant is Prevented from Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5)

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consecutive business days (the “Eligibility Period”) as a result of (i) any repair, maintenance or alteration performed by Landlord after the Commencement Date and required to be performed by Landlord under this Lease, or (ii) any failure to provide to the Premises any of the essential utilities and services required to be provided in Sections 16.1(a), 16.1(b) or 16.1(c) above, or (iii) any failure to provide access to the Premises, then Tenant’s obligation to pay Monthly Basic Rent and Operating Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement of rent if the matter described in clauses (i), (ii) or (iii) of this sentence is caused by Landlord’s gross negligence or willful misconduct. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Section 18 or a taking pursuant to Section 19, then the Eligibility Period shall not be applicable.

17. Indemnification and Exculpation.

17.1. Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the sole and active negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Project, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 17.1, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers.

17.2. Tenant’s Indemnification of Landlord. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence at the Premises, unless caused by the sole and active negligence or willful misconduct of Landlord or its agents, employees or contractors, (b) any act or omission of Tenant or any of Tenant’s agents, employees, contractors, subtenants, assignees, licensees or invitees (collectively, “Tenant Parties”); (c) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (d) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or its mortgagee has or should have actual knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3. Survival; No Release of Insurers. Tenant’s indemnification obligations under Section 17.2 shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Sections 17.1 and 17.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

18. Damage or Destruction.

18.1. Landlord’s Rights and Obligations. In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date that Landlord obtains all necessary permits and approvals for such work, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to Section 18.2 below), then Landlord shall commence and proceed diligently with the

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work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part of the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord shall provide Tenant with written notice of the estimated duration of repairs and may elect to either:

(a)	in the event Tenant shall elect not to terminate this Lease as hereinafter set forth in Section 18.6, repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including, to the extent of insurance proceeds received from Tenant, the Tenant Improvements and Tenant Changes), in which case this Lease shall continue in full force and effect; or

(b)	terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate, provided that Tenant shall have at least sixty (60) days to vacate the Premises without the requirement to pay holdover rent pursuant to Section 9 above.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor.

18.2. Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Tenant Changes in the Premises (excluding proceeds for Tenant’s furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of the Tenant Improvements and any Tenant Changes which Tenant is required to insure pursuant to Sections 12.1(c) and/or 20.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Improvements and Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Improvements and Tenant Changes, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

18.3. Abatement of Rent. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the Monthly Basic Rent shall be abated entirely or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its permitted business therein, and if Tenant does not conduct its permitted business from such remaining portion, then during the period which Tenant is so prevented from effectively conducting its permitted business therein, the Monthly Basic Rent shall be abated entirely for such time as Tenant continues to be so prevented from using and does not use, the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the sole and active negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of Monthly Basic Rent. Except for abatement of Monthly Basic Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4. Inability to Complete. Notwithstanding anything to the contrary contained in this Section 18, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 18.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure Delays as defined in Section 32.15, and delays caused by Tenant or any Tenant Parties), then Landlord (and, unless such delay is caused by Tenant or any Tenant parties, Tenant) may elect to terminate this Lease upon thirty (30) days’ prior written notice to the other party.

18.5. Damage Near End of Term. In addition to its termination rights in Sections 18.1 and 18.4 above, either Landlord or Tenant shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease (including the last twelve (12) months of the Option Term) and Landlord’s contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty.

18.6. Tenant’s Termination Rights. In addition to the rights of Tenant to terminate the Lease as set forth in Sections 18.4 and 18.5 above, Tenant shall also have the right to terminate this Lease if Landlord’s contractor estimates that the work of repair, reconstruction and restoration will require longer

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than one hundred eighty (180) days to complete from the date that Landlord obtains all necessary permits and approvals for such work, which termination shall be effective as of the date which is thirty (30) days after Landlord’s receipt of Tenant’s election to so terminate. In addition, in the event of a casualty, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the required repair, reconstruction and restoration work on or before the date estimated by Landlord’s contractor for completion thereof pursuant to Section 18.1 plus sixty (60) days, plus the number of days of delay, if any, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure Delays as defined in Section 32.15, and delays caused by Tenant or any Tenant Parties, then Tenant shall have an additional right to terminate this Lease by delivering written termination notice to Landlord within ten (10) days after the expiration of such period, which termination shall be effective as of the date of such termination notice.

18.7. Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19. Eminent Domain.

19.1. Substantial Taking. Subject to the provisions of Section 19.4 below in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2. Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant’s business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and Monthly Basic Rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Site shall be taken (whether or not such taking substantially interferes with Tenant’s use of the Premises), Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant.

19.3. Condemnation Award. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

19.4. Temporary Taking. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

19.5. Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20. Tenant’s Insurance.

20.1. Types of Insurance. On or before the earlier of the Commencement Date or the date Tenant occupies all or any portion of the Premises or commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a)	Special Form (fka All Risk) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief and earthquake and flood

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coverage upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (and including the Tenant Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be conclusive.

(b)	Commercial general liability insurance coverage, on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned automobile liability, with an initial combined single limit of liability of not less than Three Million Dollars ($3,000,000.00). The limits of liability of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

(c)	Worker’s compensation and employer’s liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

(d)	Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

(e)	Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself.

20.2. Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord’s mortgagees and are authorized to do business in the state in which the Building is located and are rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, Landlord’s mortgagees, ground lessors (if any) and managers of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00), which amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord’s mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord’s mortgagees and ground lessors shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any mortgagee pursuant to any provision of the mortgage upon the happening of a default thereunder, or (iv) any change in title or ownership of the Premises. Tenant agrees to deliver to Landlord, in no event later than the earlier of (i) the Commencement Date or (ii) the date Tenant takes possession of all or any part of the Premises, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement policies or certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 23.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

20.3. Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant’s occupancy or conduct of its business in, on or about the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise

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with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

21. Landlord’s Insurance. During the Term, Landlord shall insure the Building and the Premises (excluding, however, Tenant’s furniture, equipment and other personal property and the Tenant Improvements and any Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord’s option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. If Landlord does not carry any of the insurance described in this Section 21 for the Project during any part of the Base Year but subsequently obtains such insurance for the Project during the Term, then from and after the date upon which Landlord obtains such insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent calendar year. The cost of insurance obtained by Landlord pursuant to this Section 21 (including self-insured amounts and deductibles) shall be included in Operating Expenses.

22. Waiver of Claims; Waiver of Subrogation.

22.1. Mutual Waiver of Parties. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) occurrences insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) occurrences which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2. Waiver of Insurers. Each party shall cause each property and loss of income insurance policy required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain property or loss of income insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23. Tenant’s Default and Landlord’s Remedies.

23.1. Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a)	the abandonment of the Premises by Tenant. “Abandonment” is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease;

(b)	the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, when due;

(c)	the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord;

(d)

(i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any

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guarantor hereof, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days;

(e)	any material representation or warranty made by Tenant in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; and

(f)	Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

23.2. Landlord’s Remedies; Termination. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a)	the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b)	the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)	the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d)	any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3. Landlord’s Remedies; Re-Entry Rights. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4. Continuation of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

23.5. Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

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23.6. Interest. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7. Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Monthly Basic Rent or Operating Expenses or any other amount payable by Tenant hereunder is not received by Landlord within five (5) calendar days after Tenant’s receipt of notice that said amount was not paid when due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

23.8. Security Interest. Landlord hereby waives any and all Landlord’s liens (whether statutory, constitutional or arising under the common law or otherwise) on all property in the Premises and hereby agrees, at Tenant’s sole cost and expense, to execute such additional instruments (approved by Landlord’s counsel) as may be reasonably requested by Tenant to further evidence such waiver. In addition, Landlord acknowledges Tenant’s right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment machinery, leasehold improvements and other personal property located in or at the Premises, and Landlord agrees to execute, at Tenant’s sole cost and expense, waiver forms (approved by Landlord’s counsel) releasing liens in favor of any purchase money seller, lessor or lender who has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no default shall have occurred and be continuing, Landlord shall, upon the request of Tenant, and at the Tenant’s sole cost and expense, execute and deliver any instruments (approved by Landlord’s counsel) necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any person or entity permitted under this paragraph including Landlord waivers with respect to any of the foregoing.

23.9. Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease (including Section 28 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.10. Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

23.11. Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees, as additional rent, all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

24. Landlord’s Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant’s rights

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and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in Section 31 hereof; and (d) in no event shall Landlord be liable for consequential damages or loss of business profits.

25. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof), provided such lienholder or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Notwithstanding the foregoing, Landlord and any mortgagee and/or ground lessor of Landlord, as applicable, shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) business days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust or Tenant’s agreement to attorn, provided that such document contains the agreement of lienholder or ground lessor, in commercially reasonable form, to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Should Tenant fail to sign and return any such documents within said ten day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 23.1 above.

26. Estoppel Certificate.

26.1. Tenant’s Obligations. Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit “F” attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant’s knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other factual matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Site, as well as their assignees.

26.2. Tenant’s Failure to Deliver. Tenant’s failure to deliver such estoppel certificate within such time shall constitute a default hereunder without the applicability of the notice and cure periods specified in Section 23.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s or Tenant’s performance (other than Tenant’s failure to deliver the estoppel certificate); and (c) not more than one (1) month’s rental has been paid in advance. Tenant shall indemnify, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 26.1 above.

27. Intentionally Deleted.

28. Modification and Cure Rights of Landlord’s Mortgagees and Lessors.

28.1. Modifications. If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or Site, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder.

28.2. Cure Rights. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this

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Lease and Tenant’s rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

29. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30. Transfer of Landlord’s Interest. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only) as long as such transfer includes the transfer of Landlord’s interest in the security Deposit, the Letter of Credit and any other security held by Landlord for Tenant’s performance under this Lease, the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

31. Limitation on Landlord’s Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s partners or any other persons or entities having any interest in Landlord, or any of their personal assets (beyond their interest in the Project, this Lease and the proceeds thereof), for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Project and this Lease, and any proceeds thereof, including, without limitation, insurance proceeds and condemnation awards, and no other assets of Landlord.

32. Miscellaneous.

32.1. Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State of California.

32.2. Successors and Assigns. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14.

32.3. No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

32.4. Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees and court costs), shall be paid by the other party, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment. “Prevailing party” shall mean the party who receives substantially the relief requested, whether by settlement, dismissal, summary judgment or judgment.

32.5. Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of

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Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

32.6. Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

32.7. Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to “days” shall mean calendar days unless specifically modified herein to be “business” days.

32.8. Prior Agreements; Amendments. This Lease (and the Exhibits attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9. Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant’s obligation to pay Monthly Basic Rent and Excess Expenses under Sections 3 and 4 hereof) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10. Recording. Except as otherwise provided in this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

32.11. Exhibits. All Exhibits attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

32.12. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.13. Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer of Tenant (if Tenant is a corporation or limited liability company) or a general partner of Tenant (if Tenant is a partnership).

32.14. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

32.15. Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Delays”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.15 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.16. Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

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32.17. Nondisclosure of Lease Terms; Confidentiality. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, and to the extent required for Tenant’s compliance with applicable laws. Similarly, all information obtained by Landlord relating to Tenant’s operation of its business in the Premises shall remain confidential, unless such information is or becomes publicly available through means not attributable to Landlord or any of its agents or employees. The parties agree that damages would be an inadequate remedy for the breach of this provision, and each of the parties to this Lease shall have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach.

32.18. Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

32.19. Tenant’s Authority. If Tenant executes this Lease as a limited liability company, partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and validly existing limited liability company, partnership, or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with the Tenant’s operating agreement (if Tenant is a limited liability company), Tenant’s partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant’s board of directors and the Tenant’s by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant’s execution and delivery of this Lease to Landlord and/or at any time during the Lease Term within ten (10) days of Landlord’s request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing Tenant’s representations and warranties hereunder.

32.20. Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

32.21. No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

32.22. Building Name and Signage. Landlord shall have the right at any time to designate and/or change the name and/or address of the Project, the Building and/or any other building in the Project, and to install, affix and maintain any and all signs on the exterior and on the interior of the Project, the Building and/or any other building in the Project, as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project, the Building or any other building in the Project, or use pictures or illustrations of the Project, the Building or any other building in the Project, in advertising or other publicity, without the prior written consent of Landlord.

32.23. Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

32.24. Time of Essence. Time is of the essence of this Lease and each of its provisions.

33. INTENTIONALLY OMITTED.

34. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

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35. Communication Equipment.

35.1. If Tenant desires to use the roof of the Building to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing (“Communication Equipment Notice”), which Communication Equipment Notice shall describe the specifications for the equipment desired by Tenant. If at the time of Landlord’s receipt of the Communication Equipment Notice, Landlord reasonably determines that space is available on the roof of the Building for such equipment, then subject to all governmental laws, rules and regulations, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain one (1) so-called “satellite dish” or other similar device, such as antennae no greater than two (2) meters in diameter, together with all cable, wiring, conduits and related equipment (collectively, “Communication Equipment”), for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Building designated by Landlord. Further, Tenant shall have the right of access, consistent with this Section 35, to the area where the Communication Equipment is located for the purposes of maintaining, repairing, testing and replacing the same. Landlord, at Landlord’s sole cost and expense, shall have the right to require Tenant to relocate the Communication Equipment at any time to another location on the roof of the Building. Unless Landlord elects to perform such penetrations at Tenant’s sole cost and expense, Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

35.2. Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation;

35.3. All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval;

35.4. All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall be borne by Tenant;

35.5. It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever (including granting rights to third parties to utilize any portion of the roof not utilized by Tenant);

35.6. Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant’s communication equipment, and not to damage the Project or interfere with the normal operation of the Project and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 35.6, except to the extent same is caused by the gross negligence or willful misconduct of Landlord which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease);

35.7. For the purposes of determining Tenant’s obligations with respect to its use of the roof of the Building herein provided, all of the provisions of this Lease relating to compliance with requirements as to insurance, indemnity, and compliance with laws shall apply to the installation, use and maintenance of the Communication Equipment; provided, however, Tenant shall only be provided access to the roof after prior written notice to Landlord and subject to Landlord’s reasonable rules and restrictions regarding access (including, at Landlord’s option, the requirement that Tenant be accompanied by a representative of Landlord during such access). Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Building) and Tenant agrees that Landlord shall not be liable to Tenant therefor;

35.8. Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment;

35.9. The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building upon the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Section 35.9 shall survive the expiration or earlier termination of this Lease;

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[Axesstel, Inc.]

35.10. The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Section 17 of this Lease;

35.11. Tenant, at Tenant’s sole cost and expense, shall install and maintain such fencing and other protective equipment and/or visual screening on or about the Communication Equipment as Landlord may reasonably determine;

35.12. If any of the conditions set forth in this Section 35 are not complied with by Tenant, then without limiting Landlord’s rights and remedies it may otherwise have under this Lease, at law and/or in equity, Tenant shall correct such noncompliance within five (5) business days after receipt of notice (or such longer period as may be reasonably required as long as Tenant commences such correction within such five (5) business day period and diligently prosecutes the same to completion). If Tenant fails to correct any such noncompliance within such five (5) business day period (as may be extended), then, at Landlord’s option, Tenant shall immediately discontinue its use of such Communication Equipment and remove the same in accordance with the terms hereof; and

35.13. Tenant’s rights under this Section 35 with respect to the Communication Equipment shall be personal to the Original Tenant and any Affiliate that is an assignee of Original Tenant’s entire interest in this Lease pursuant to Section 14.8 of this Lease, and may only be exercised or utilized by the Original Tenant or such Affiliate that is an assignee (and may not be exercised or utilized by any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease or the Premises) if the Original Tenant (or such Affiliate that is an assignee, as the case may be) occupies at least seventy-five percent (75%) of the entire Premises.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:	LANDLORD:

AXESSTEL, INC.,	MULLROCK UMBRELLA, LLC,
a Nevada corporation, doing business in California as “Axesstel Fixed Wireless”	a Delaware limited liability company

*By:	By:	Muller-Rock 2 LLC, a California limited liability company, its Managing Member
Print Name:
Print Title:		By:
Name:
Title:

*By:
Print Name:
Print Title:

*NOTE

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A)	This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B)	If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

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EXHIBIT “A”

SITE PLAN

[GRAPHIC]

EXHIBIT “A” -1-	CENTERPARK PLAZA
[Axesstel, Inc.]

EXHIBIT “B”

PREMISES

[GRAPHIC]

EXHIBIT “B” -1-	CENTERPARK PLAZA
[Axesstel, Inc.]

EXHIBIT “C”

WORK LETTER AGREEMENT

This Work Letter Agreement (“Work Letter Agreement”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Work Letter Agreement to “the Lease” shall mean the relevant portions of the Lease to which this Work Letter Agreement is attached as Exhibit “C”.

SECTION 1

BASE, SHELL AND CORE

Landlord has constructed, through its contractor, the base, shell and core of the Premises and the Building (collectively, the “Base, Shell and Core”), and Tenant shall accept the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Commencement Date. Landlord shall install in the Premises certain “Tenant Improvements” (as defined below) pursuant to the provisions of this Work Letter Agreement. Except for the Tenant Improvement work described in this Work Letter Agreement and except for the Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES

Prior to the execution of this Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises (the “Final Space Plan”), which Final Space Plan is attached hereto as Schedule “1”. Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard tenant improvement items, as determined by Landlord. Within three (3) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business days period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings.” The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements.” Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the tenant improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iv) require any changes to the Base, Shell and Core or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Construction Drawings.”

SECTION 3

CONSTRUCTION AND PAYMENT FOR COSTS OF TENANT IMPROVEMENTS

3.1 Contractor. Landlord shall cause Bycor General Contractors or another contractor reasonably designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, and in good workmanlike manner.

3.2 Subcontractors. The Contractor shall be required to submit all trades for bidding to at least two (2) licensed subcontractors reasonably approved by Landlord; provided, however, that for mechanical, heating, ventilation and air conditioning and electrical trades (collectively, the “Designated Trades”), Landlord shall be entitled to designate the subcontractor so long as the charges of such subcontractor(s) is/are competitive. Tenant may nominate one (1) such subcontractor for each

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[Axesstel, Inc.]

subcontract (excluding the Designated Trades), provided that (i) Tenant shall provide Landlord and Contractor the names of the Tenant nominated subcontractors within five (5) business days after the date of mutual execution and delivery of this Lease by Landlord and Tenant and (ii) such subcontractors shall be subject to Landlord’s reasonable approval. Each bidding subcontractor shall be notified in the bid package of the time schedule for construction of the Improvements. The bids shall be submitted to Contractor and Landlord and a reconciliation shall be performed (with Tenant’s representative being provided an opportunity to participate in the process) to adjust inconsistent or incorrect assumptions so that like-kind comparisons can be made and low bidders determined. Unless mutually agreed upon by Landlord and Tenant, low bidders shall be selected provided that such low bidders are determined to be able to meet the construction schedule.

3.3 Tenant Improvement Allowance/Over Allowance Amount. Landlord shall pay for the cost of the design and construction of the Tenant Improvements in an amount up to, but not exceeding, Twelve and No/100 Dollars ($12.00) per usable square foot of the Premises (i.e., up to One Hundred Thirty-Eight Thousand Three Hundred Seventy-Two and No/100 Dollars ($138,372.00), based on 11,531 usable square feet of the Premises (the “Tenant Improvement Allowance”); provided, however, that Landlord, at Landlord’s sole cost and expense, shall (i) demise the Premises from the balance of the second (2nd) floor of the Building, and (ii) extend the fire corridor (together with any required fire doors) in order to make the restrooms on the second (2nd) floor part of the common area. The cost of the design and construction of the Tenant Improvements shall include Landlord’s construction supervision and management fee in an amount equal to the product of (i) five percent (5%) and (ii) the amount equal to the sum of the Allowance and the Over-Allowance Amount (as such term is defined below). Tenant shall pay for all costs in excess of the Tenant Improvement Allowance (“Over-Allowance Amount”), which payment shall be made to Landlord in cash within ten (10) days after Tenant’s receipt of invoice therefor from Landlord and, in any event, prior to the date Landlord causes the Contractor to commence the actions described in the first sentence of this Section 3. In the event that after Tenant pays the Over-Allowance Amount, Tenant requests any changes, change orders or modifications to the Approved Working Drawings (which Landlord approves pursuant to Section 2 above) which increase the cost to construct the Tenant Improvements, Tenant shall pay such increased cost to Landlord immediately upon Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the changes, change orders or modifications. In no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant. Tenant shall not be entitled to receive in cash or as a credit against any rent or otherwise, any portion of the Tenant Improvement Allowance not used to pay for the cost of the design and construction of the Tenant Improvements. In addition to the Tenant Improvement Allowance, Tenant shall receive a one-time additional allowance (the “Additional Allowance”) to pay for (i) the actual and documented costs incurred by Tenant for move from its existing premises in San Diego County to the Premises, (ii) cabling costs for the Premises, (iii) furniture for the Premises, and (iv) fixturization costs for the Premises (collectively, “Other Costs”) in the amount of up to, but not exceeding, Five Dollars ($5.00) per usable square foot of the Premises (i.e., up to Fifty Seven Thousand Six Hundred Fifty-Five Dollars ($57,655.00) based on 11,531 usable square feet in the Premises), which Additional Allowance shall be provided to Tenant in the form of a reimbursement of such Other Costs within sixty (60) days after the Commencement Date and Tenant’s presentation to Landlord of paid, reasonably particularized invoices. Tenant shall not be entitled to receive cash or as a credit against rent or otherwise, any portion of the Additional Allowance not used to pay for the Other Costs.

SECTION 4

SUBSTANTIAL COMPLETION

4.1 Substantial Completion. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises and Tenant’s receipt of a certificate of occupancy or a temporary certificate of occupancy (or its equivalent) permitting Tenant to occupy the Premises. For purposes of the Lease, including for purposes of determining the Commencement Date (as set forth in Section 1.7 of the Summary to the Lease), “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of (i) any punch list items, (ii) any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, and (iii) any then ongoing work (collectively, the “Package Unit Work”) relating to the installation of any Package Units within the Premises (as defined in Section 12.4 of the Lease) pursuant to the Approved Working Drawings. Tenant hereby acknowledges that Landlord may be performing the Package Unit Work during the Term of the Lease, and the performance of such work shall not be deemed a constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of Rent in connection therewith nor shall Landlord be liable for any injury or damage to Tenant’s property or business; provided however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access to and use of the Premises.

4.2 Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, “Tenant Delays”):

4.2.1 Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval;

EXHIBIT “C” -2-	CENTERPARK PLAZA
[Axesstel, Inc.]

4.2.2 a breach by Tenant of the terms of this Work Letter Agreement or the Lease;

4.2.3 Tenant’s request for changes in any of the Construction Drawings;

4.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in Section 1.7 of the Summary of the Lease, or which are different from, or not included in, Landlord’s standard tenant improvement items for the Building, as disclosed by Landlord to Tenant prior to Tenant’s approval thereof;

4.2.5 changes to the Base, Shell and Core, structural components or structural components or systems of the Building required by the Approved Working Drawings, as disclosed by Landlord to Tenant prior to Tenant’s approval thereof;

4.2.6 any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord); or

4.2.7 any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Commencement Date (as set forth in Section 1.7 of the Summary) shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, at Landlord’s reasonable discretion, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s Contractor, agents or representatives in performing work in the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Basic Rent (until the occurrence of the Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Project and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.1.

5.2 Intentionally Omitted.

5.3 Tenant’s Representative. Tenant has designated Mr. Kirk of Irving Hughes as its sole representative with respect to the matters set forth in this Work Letter Agreement, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

5.4 Landlord’s Representative. Landlord has designated Christine DuCoté as its sole representative with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

5.5 Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring

EXHIBIT “C”	CENTERPARK PLAZA
-3-	[Axesstel, Inc.]

approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord. Both Landlord and Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with each other to complete all phases of the Construction Drawings and the permitting process and to receive the permits, as soon as possible after the execution of the Lease, and, in that regard, shall meet on a scheduled basis to be determined by Landlord and Tenant, to discuss progress in connection with the same.

5.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section 23 of the Lease or any default by Tenant under this Work Letter Agreement has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 4.2 of this Work Letter Agreement), and (ii) all other obligations of Landlord under the terms of this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to a default by Tenant as described in Section 23 of the Lease or under this Work Letter Agreement, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as additional rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

5.7 Assignment of Warranties. Landlord hereby assigns to Tenant all warranties and guarantees by Contractor relating to the Tenant Improvements, which assignment shall be on a non-exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. Landlord, at Tenant’s sole cost and expense, agrees to use good faith efforts to cooperate with Tenant in any enforcement action regarding the warranties.

5.8 Meetings. Tenant and Landlord shall endeavor to hold regular meetings at a reasonable time (but in no event to be required more often than weekly), with the Landlord’s architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord on the Project site, or as otherwise mutually agreed by Landlord and Tenant, and Tenant and/or its representative shall receive prior notice of, and shall have the right to attend, all such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

5.9 Punch-List Items. No later than ten (10) days after Substantial Completion of the Tenant Improvements and/or the Package HVAC Work as it relates to the installation of the Package Units only, Landlord and Tenant shall conduct a walk-through of the Premises and prepare one (1) detailed punch-list of unfinished items of the Tenant Improvements and/or the Package HVAC Work, as applicable (with the expiration of each such ten (10) day period to be known as the “Punch-List Expiration Date”). Following the subject Punch-List Expiration Date, Landlord shall, at Landlord’s sole cost and expense, proceed diligently to remedy such items in a professional and workmanlike manner, with such punch-list items to be remedied by Landlord as soon as reasonably possible after the subject Punch-List Expiration Date, taking reasonable care in order to minimize any material and adverse interference with the operation of Tenant’s business from the Premises. Notwithstanding anything above to the contrary, Tenant shall be responsible, at Tenant’s sole cost and expense, for the remediation of any items on the punch-list caused by any acts or omissions of Tenant and/or any Tenant Parties.

5.10 Clean-Up. Landlord shall, in Landlord’s Building-standard, commercially reasonable manner, clean the Premises prior to the commencement of the Beneficial Occupancy Period.

EXHIBIT “C”	CENTERPARK PLAZA
-4-	[Axesstel, Inc.]

SCHEDULE 1 to

EXHIBIT “C”

[GRAPHIC]

SCHEDULE 1 to EXHIBIT “C” -5-	CENTERPARK PLAZA
[Axesstel, Inc.]

[GRAPHIC]

SCHEDULE 1 to EXHIBIT “C” -6-	CENTERPARK PLAZA
[Axesstel, Inc.]

EXHIBIT “D”

SAMPLE FORM OF NOTICE OF LEASE TERM DATES

To:	Date:

Re: Project Lease dated                     , 200   between MULLROCK UMBRELLA, LLC, a Delaware limited liability company (“Landlord”), and                                  (“Tenant”), concerning Suite              (“Premises”) located at                                 .

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for                                  (        ) years, with                                  (        ) options to renew for                                  (        ) years each, and commenced upon the Commencement Date of                                 , 200   and is currently scheduled to expire on                                         , subject to earlier termination as provided in the Lease.

3. That in accordance with the Lease, rental payment has commenced (or shall commence) on                                 .

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to                                  at                                 .

6. The exact number of rentable square feet within the Premises is                          square feet.

7. Tenant’s Monthly Operating Expense Charge is currently $                                                 .

AGREED AND ACCEPTED

TENANT:		LANDLORD:

MULLROCK UMBRELLA, LLC, a Delaware limited liability company

By:
	Name:	By:	Muller-Rock 2 LLC, a California limited
	Title:		liability company, its Managing Member

By:			By:
	Name:		Name:
	Title:		Title:

SAMPLE ONLY [NOT FOR EXECUTION]

EXHIBIT “D”	CENTERPARK PLAZA
-1-	[Axesstel, Inc.]

EXHIBIT “E”

RULES AND REGULATIONS

1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord or Landlord’s janitorial contractors in accordance with the provisions of Section 18.1(d) of the Lease. No person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant’s property by the janitors or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

7. Electric wires, telephones, telegraphs, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant’s own expense.

8. No furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. No furniture, equipment or merchandise shall be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will

EXHIBIT “E”	CENTERPARK PLAZA
-1-	[Axesstel, Inc.]

not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall not adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall close window coverings at the end of each business day.

13. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m., or such other hours as may be established from time to time by Landlord, and on legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant’s computers and other equipment which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

16. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

17. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

19. Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord, which shall not be unreasonably withheld.

20. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in and around the Project or the Building are expressly prohibited, and each tenant shall cooperate to prevent same.

21. Landlord reserves the right to exclude or expel from the Project and/or the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project or Building.

22. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

23. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be

EXHIBIT “E”	CENTERPARK PLAZA
-2-	[Axesstel, Inc.]

permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

24. Tenant shall not use in any space, or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

25. Tenant shall not use the name of the Project or Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address.

26. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

27. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project or Building.

30. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and/or Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

31. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests.

32. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

PARKING RULES AND REGULATIONS

In addition to the parking provisions contained in the Lease to which this Exhibit “E” is attached, the following rules and regulations shall apply with respect to the use of the Building’s parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

EXHIBIT “E”	CENTERPARK PLAZA
-3-	[Axesstel, Inc.]

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13. Tenant’s continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14. Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations.

15. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to establish and change parking fees, and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

EXHIBIT “E”	CENTERPARK PLAZA
-4-	[Axesstel, Inc.]

EXHIBIT “F”

SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to                                                                                  , a                                                                                                                                                             (“Landlord”), and                                                                                                                                    , as follows:

1. Attached hereto is a true, correct and complete copy of that certain Office Lease dated                             ,              between Landlord and Tenant (the “Lease”), which demises Premises which are located at                                                                                  . The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on                                 ,             .

3. The term of the Lease is currently scheduled to expire on                                 ,             .

4. Tenant has no option to renew or extend the Term of the Lease except:

_________________________________________________________________________________________________________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:                                                                                                               .

6. The Lease has: (Initial One)

( )	not been amended, modified, supplemented, extended, renewed or assigned.

( )	been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: .

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: _________________________________________________________________________.

8. The current Monthly Basic Rent is $                    ; and current monthly parking charges are $                        .

Tenant’s Percentage is                         %, and Tenant’s Percentage of Operating Expenses currently payable by Tenant is $                     per month, which amount is Landlord’s current estimate of Tenant’s Percentage of Operating Expenses in excess of the Operating Expenses incurred in calendar year                         .

9. The amount of security deposit (if any) is $                        . No other security deposits have been made.

10. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

11. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

12. To the best of Tenant’s knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

13. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

14. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

15. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

16. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

EXHIBIT “F”	CENTERPARK PLAZA
-1-	[Axesstel, Inc.]

17. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that is about to [fund a loan to Landlord or purchase the Building from Landlord], and that is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated:                         ,     .

“TENANT”
a

By:
Print Name:
Title:

By:
Print Name:
Title:

EXHIBIT “F”	CENTERPARK PLAZA
-2-	[Axesstel, Inc.]

EXHIBIT “G”

FORM OF LETTER OF CREDIT

___________________________

___________________________

___________________________

Contact Phones:

IRREVOCABLE LETTER OF CREDIT

, 2004	Our irrevocable standby Letter of Credit: No.

Beneficiary:	Applicant:

MULLROCK UMBRELLA, LLC, a Delaware limited liability company c/o The Muller Company 23521 Paseo de Valencia, Suite 200 Laguna Hills, California 92653

AXESSTEL, INC.,

a Nevada corporation, doing business in California

as “Axesstel Fixed Wireless”

Amount: Exactly USD $100,000.00

(One Hundred Thousand Dollars)

Final Date of Expiration:

[INSERT DATE WHICH IS 120 DAYS AFTER

LEASE EXPIRATION DATE]

We                                  (the “Bank”) hereby issue our irrevocable standby Letter of Credit No.                  in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $100,000.00.

This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: “Drawn under                  Letter of Credit No.                 ” and accompanied by the following:

1. Beneficiary’s signed certification purportedly signed by an authorized officer or agent stating:

(A) “Such amount is due to the Beneficiary as landlord under the terms and conditions of that certain lease agreement dated                      for premises located at                                              ”; or

(B) “The Bank has notified us that this Letter of Credit will not be extended beyond the current expiration date of this Letter of Credit;” or

(C) “Tenant has filed a voluntary petition under the Federal Bankruptcy Code;” or

(D) “An involuntary petition has been filed against Tenant under the Federal Bankruptcy Code.”

2. The original of this Letter of Credit.

Special conditions:

Partial draws under this Letter of Credit are permitted.

This Letter of Credit shall expire on                     ; provided, however, that notwithstanding the above expiration of this Letter of Credit, this Letter of Credit shall be automatically extended for successive, additional one (1) year periods, without amendment, from the present or each future expiration date but in any event not beyond                      [INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of Credit, unless, at least thirty (30) days prior to the then current expiration date we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in Paragraph 1 above on or before the expiration date of this Letter of Credit, without inquiry as to the accuracy thereof and regardless of whether Applicant disputes the content of any such documents or certifications.

EXHIBIT “G” -1-	CENTERPARK PLAZA
[Axesstel, Inc.]

This Letter of Credit is transferable and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant’s consent thereto, transfer all or any portion of Beneficiary’s interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary’s rights and interests in and to the Lease. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

Except so far as otherwise expressly stated, this documentary credit is subject to the International Standby Practices 1998, International Chamber Of Commerce Publication No. 590.

By:
Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

EXHIBIT “G” -2-	CENTERPARK PLAZA
[Axesstel, Inc.]

INDEX

Page(s)
Abandonment	27
Accountant	9
Actual Statement	9
Additional Allowance	Exhibit C
Adjustment Date	10
Affiliates	21
Approved Working Drawings	Exhibit C
Bank	10
Base Year	ii
Base, Shell and Core	Exhibit C
Beneficial Occupancy Period	2
BOMA	1
Brokers	ii
Building	i
Building Common Areas	5
Building Holidays	ii
Building’s Share	6
business day	14
Certification	1
Commencement Date	i
Common Areas	5
Communication Equipment	34
Communication Equipment Notice	34
Construction Drawings	Exhibit C
Contractor	Exhibit C
Cost Pools	7
days	32
Designated Trades	Exhibit C
Effective Date	4
Eligibility Period	23
Environmental Law	13
Environmental Permits	13
Estimate Statement	8
Excess Expenses	6
Existing Leases	1
Extension Notice	3
Extension Option	3
fair market rental rate	3
Final Space Plan	Exhibit C
First Offer Economic Terms	2
First Offer Notice	2
First Offer Space	1
Force Majeure Delays	32
Guarantor(s)	ii
Hazardous Materials	14
HVAC	16
Indemnified Claims	23
Landlord	1
Landlord Indemnified Parties	14
Landlord’s Broker	14
LC Expiration Date	11
Lease	1
Letter of Credit	10
Monthly Basic Rent	i
Objectionable Name	13
Operating Expenses	6
Option Term	3
Original Tenant	2
Other Costs	Exhibit C
Outside Agreement Date	3
Outside Date	4
Outside Date Termination Notice	4
Over-Allowance Amount	Exhibit C
Package Unit Work	Exhibit C
Package Units	18
PCBs	14
Permitted Use	ii
Pre-Approved Change	17
Premises	i
Prevailing party	31
Project	i
Project Common Areas	5

(ii)	CENTERPARK PLAZA
[Axesstel, Inc.]

Page(s)
Punch-List Expiration Date	Exhibit C
Real Property Taxes and Assessments	8
rent	5
Review Period	9
Security Deposit and Letter of Credit	ii
Security Deposit Laws	12
Site	i
Stated Amount	10
Subject Space	19
Summary	1
Superior Leases	1
Superior Rights	2
Systems	17
Tenant	1
Tenant Changes	17
Tenant Delays	Exhibit C
Tenant Improvement Allowance	Exhibit C
Tenant Improvements	Exhibit C
Tenant Parties	23
Tenant’s Broker	14
Tenant’s Exterior Sign	13
Tenant’s Parties	14
Tenant’s Percentage	ii
Tenant’s Review Period	3
Term	i
Transfer	19
Transfer Date	19
Transfer Notice	19
Transferee	19
Work Letter Agreement	Exhibit C
Working Drawings	Exhibit C
worth at the time of award	28

(iii)	CENTERPARK PLAZA
[Axesstel, Inc.]